Exhibit 23.2
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
October 15, 2007
Approach Resources Inc.
One Ridgmar Center
6500 West Freeway, Suite 800
Fort Worth, Texas 76116
Ladies and Gentlemen:
     We hereby consent to the use of the name DeGolyer and MacNaughton; and to the inclusion of information taken from our “Appraisal Report as of December 31, 2006 on Certain Properties owned by Approach Resources and J Cleo Thompson” and “Appraisal Report as of December 31, 2006 on Certain Properties owned by Approach Oil and Gas, Inc.” (our Reports) in this Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-144512) of Approach Resources Inc. and the related prospectus that is part thereof dated on or about October 15, 2007 (Form S-1). We further consent to the reference to DeGolyer and MacNaughton under the heading “Experts” in this Amendment No. 2 to the Registration Statement on Form S-1.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON